Exhibit 99.1

Strong Loan Growth Drives Higher Earnings as Stock Yards Bancorp Reports Second Quarter 2014 Net Income Up 25% to $8.0 Million or $0.55 Per Diluted Share

LOUISVILLE, Ky.--(BUSINESS WIRE)--July 23, 2014--Stock Yards Bancorp, Inc. (NASDAQ: SYBT), parent company of Stock Yards Bank & Trust Company, with offices in the Louisville, Indianapolis and Cincinnati metropolitan markets, today reported results for the second quarter and six months ended June 30, 2014, highlighted by a 25% increase in net income versus the same quarter last year along with a 22% increase in diluted earnings per share. The Company's performance continued to reflect several key drivers, including:

  Strong momentum in loan growth, with portfolio loans up nearly 5% – all organic – for the first half of the year, or 9% on an annualized basis;
  Ongoing growth in income from investment management and trust services, which generates a level of non-interest income for Stock Yards Bancorp that is significantly above peer banks and which augments the positive impact of an expanding loan portfolio;
  Stable net interest margin as the Company continues to deploy its strong capital base to grow its balance sheet;
  Further improvements in overall credit quality, with steadily declining credit costs; and
  Strong returns on average equity and assets.

The following is a summary of the Company's reported results:

Quarter Ended June 30,	2014	2013	Change
Net income	$8,034,000	$6,407,000	25%
Net income per share, diluted	$0.55	$0.45	22%
Return on average equity	13.35%	11.69%
Return on average assets	1.37%	1.16%

Six Months Ended June 30,	2014	2013	Change
Net income	$16,211,000	$13,175,000	23%
Net income per share, diluted	$1.10	$0.94	17%
Return on average equity	13.74%	12.41%
Return on average assets	1.39%	1.23%

"We are pleased to report a solid performance for Stock Yards in the second quarter of 2014, reflecting great execution on our plans for the year and our success in capitalizing on opportunities in our markets," said David P. Heintzman, Chairman and Chief Executive Officer. "We are excited to note that key among these opportunities was our excellent loan growth during the second quarter, after solid loan production for first quarter was offset by an increased level of early loan repayments. With annualized loan growth for the first half of 9%, all of which was organic, we anticipate our increased volume will continue to have a stabilizing effect on net interest income and drive higher earnings for all of 2014."

Heintzman also noted that the Company's investment management and trust department, which highly differentiates Stock Yards from most other community banks, continues to contribute significantly to earnings growth. "With almost $2.4 billion of assets under management, our investment management and trust department has experienced fee income growth of 16% through the first half of 2014," Heintzman added, "which strongly complements our loan growth. By way of illustration, last year this department generated a $2 million increase in revenue compared with 2012, and that increase would have been equivalent to income from an additional $54 million or 3.5% of loan growth on top of the 6% core loan growth we achieved year over year."

Heintzman pointed out that the Company's investment management and trust department provides an enviable level of non-interest income and is a significant element of overall fee income. With it, the Company's non-interest income has historically exceeded 30% of the Company's total revenue and was 33% for the second quarter of 2014. In contrast, many peer banks have witnessed increasing pressure on fee income with declining service charges, mortgage banking revenue and interchange income. Median fee income at banks with $2-$5 billion in assets declined to 19% of total revenue for the first quarter of 2014 from 25% for the first quarter of 2013.

The Company's credit quality metrics continued to improve in the second quarter. Over the past year, non-performing loans (NPLs) have declined 38%, while non-performing assets (NPAs) have declined 43%. On a linked-quarter basis, NPLs declined a further 5% since March 31, 2014, while NPAs declined 4%.

Concluding, Heintzman said, "We are pleased with the Company's performance through the first six months of 2014 and consider it to be a firm foundation for us as we move into the back half of the year. In our view, Stock Yards Bancorp remains well situated to participate in the continued economic improvement in our home market and new opportunities in our expansion markets. Additionally, we are excited about the opportunities we have to generate similarly attractive and complementary growth through our investment management and trust department. We believe this growth profile and other important investor considerations, such as our strong capital position and our record of uninterrupted and increasing dividend payments, not only demonstrate the success of our bank, but also present a solid investment rationale for our stockholders."

Total assets increased $153 million or 7% at June 30, 2014, reaching $2.41 billion compared with $2.26 billion at June 30, 2013. The Company's loan portfolio increased $133 million or 8% to $1.80 billion at June 30, 2014, compared with $1.67 billion at June 30, 2013. Total deposits increased $123 million or 7% to $1.99 billion at June 30, 2014, from $1.86 billion at June 30, 2013.

The Company's capital levels remained strong during the second quarter of 2014 and exceeded the required minimums necessary to be deemed a "well-capitalized" institution – the highest capital rating for financial institutions. By maintaining a strong capital position, Stock Yards Bancorp has continued to enhance stockholder value through steadily increased cash dividends, raising the dividend rate five times over the past four years, and maintain its flexibility to pursue expansion and other opportunities that may arise.

Net interest income – the Company's largest source of revenue – increased $1.7 million or 9% to $20.7 million in the second quarter of 2014 from $19.0 million in the prior-year quarter. In the second quarter of 2014, net interest margin was 3.77% versus 3.76% in the first quarter of 2014 and 3.72% in the second quarter of 2013.

NPLs totaled $19.5 million or 1.08% of total loans outstanding at June 30, 2014, down from $20.5 million or 1.18% of total loans outstanding at March 31, 2014, and $31.5 million or 1.89% of total loans at June 30, 2013. NPAs, which include NPLs and repossessed assets, were $22.4 million or 0.93% of total assets at June 30, 2014, down from $23.4 million or 0.99% of total assets at March 31, 2014, and $39.1 million or 1.73% of total assets at June 30, 2013.

Net charge-offs in the second quarter of 2014 totaled $180 thousand or 0.01% of average loans, down from $281 thousand or 0.02% of average loans in the first quarter of 2014 and $1.4 million or 0.08% of average loans in the year-earlier period.

The Company's loan loss provision for the second quarter of 2014 was $1.4 million, up from $350 thousand in the first quarter of 2014 and from $1.3 million in the prior-year quarter. The allowance for loan losses remained at 1.65% of total loans at June 30, 2014, compared with March 31, 2014, and decreased from 1.92% of total loans at June 30, 2013. While overall credit metrics have continued to improve, the downgrade of a commercial and industrial lending relationship during the second quarter caused management to pause what has been a steady reduction of the allowance coverage over the past year. Management believes that by year end there will be greater clarity regarding the ultimate risk presented by this loan.

Total non-interest income decreased $254 thousand or 3% to $10.1 million in the second quarter of 2014 from $10.3 million for the prior-year quarter, with the decline primarily reflecting higher mortgage banking revenue in the year-earlier quarter along with a non-recurring gain on acquisition in the second quarter 2013. These were largely offset by continued growth in investment management and trust services income.

Total non-interest expense decreased $1.1 million or 6% to $17.7 million in the second quarter of 2014 from $18.8 million in the same period last year. The change primarily reflected the non-recurring acquisition costs reported in the year-earlier quarter.

In May 2014, Stock Yards Bancorp's Board of Directors raised its quarterly cash dividend 5% to $0.22 per common share. The latest dividend was distributed on July 1, 2014, to stockholders of record as of June 9, 2014.

Louisville, Kentucky-based Stock Yards Bancorp, Inc., with $2.41 billion in assets, was incorporated in 1988 as a bank holding company. It is the parent company of Stock Yards Bank & Trust Company, which was established in 1904. The Company's common shares trade on the NASDAQ Global Select Market under the symbol SYBT.

The following table provides a reconciliation of total stockholders' equity, in accordance with US GAAP, to tangible common equity. The Company provides the tangible common equity ratio, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy.

Tangible Common Equity Ratio (Dollars in thousands)

	June 30, 2014	March 31, 2014	June 30, 2013
Total stockholders' equity (a)	$243,614	$236,976	$220,352
Less goodwill	(682)	(682)	(682)
Less core deposit intangible	(1,937)	(2,004)	(2,445)
Tangible common equity (c)	$240,995	$234,290	$217,225

Total assets (b)	$2,411,375	$2,354,238	$2,258,600
Less goodwill	(682)	(682)	(682)
Less core deposit intangible	(1,937)	(2,004)	(2,445)
Tangible assets (d)	$2,408,756	$2,351,552	$2,255,473

Total stockholders' equity to total assets (a/b)	10.10%	10.07%	9.76%
Tangible common equity ratio (c/d)	10.00%	9.96%	9.63%

This report contains forward-looking statements under the Private Securities Litigation Reform Act that involve risks and uncertainties. Although the Company's management believes the assumptions underlying the forward-looking statements contained herein are reasonable, any of these assumptions could be inaccurate. Therefore, there can be no assurance the forward-looking statements included herein will prove to be accurate. Factors that could cause actual results to differ from those discussed in forward-looking statements include, but are not limited to: economic conditions both generally and more specifically in the markets in which the Company and its subsidiaries operate; competition for the Company's customers from other providers of financial services; government legislation and regulation, which change from time to time and over which the Company has no control; changes in interest rates; material unforeseen changes in liquidity, results of operations, or financial condition of the Company's customers; and other risks detailed in the Company's filings with the Securities and Exchange Commission, all of which are difficult to predict and many of which are beyond the control of the Company. See Risk Factors outlined in the Company's Form 10-K for the year ended December 31, 2013.

Stock Yards Bancorp, Inc. Financial Information (unaudited)
Second Quarter 2014 Earnings Release
(In thousands unless otherwise noted)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Income Statement Data
Net interest income, fully tax equivalent (1)	$20,900	$19,229	$41,377	$37,940
Interest income:
Loans	$19,787	$19,480	$39,146	$38,529
Federal funds sold	63	72	142	152
Mortgage loans held for sale	43	56	74	120
Securities	2,120	1,685	4,255	3,327
Total interest income	22,013	21,293	43,617	42,128
Interest expense:
Deposits	1,114	1,285	2,254	2,624
Federal funds purchased	9	9	15	17
Securities sold under agreements to repurchase	29	33	63	68
Federal Home Loan Bank (FHLB) advances	206	219	402	436
Subordinated debentures	-	772	-	1,545
Total interest expense	1,358	2,318	2,734	4,690
Net interest income	20,655	18,975	40,883	37,438
Provision for loan losses	1,350	1,325	1,700	3,650
Net interest income after provision for loan losses	19,305	17,650	39,183	33,788
Non-interest income:
Investment management and trust income	4,755	4,129	9,323	8,015
Service charges on deposit accounts	2,223	2,244	4,326	4,244
Bankcard transaction revenue	1,209	1,020	2,284	1,981
Mortgage banking revenue	722	1,195	1,310	2,375
Loss on the sale of securities	(9)	(5)	(9)	(5)
Brokerage commissions and fees	462	622	967	1,237
Bank owned life insurance	234	259	470	511
Gain on acquisition	-	449	-	449
Other non-interest income	461	398	861	732
Total non-interest income	10,057	10,311	19,532	19,539
Non-interest expense:
Salaries and employee benefits expense	10,724	10,021	21,842	19,678
Net occupancy expense	1,453	1,435	3,009	2,666
Data processing expense	1,718	1,819	3,278	3,175
Furniture and equipment expense	259	286	527	577
FDIC insurance expense	350	357	692	707
Gain on other real estate owned	(6)	(74)	(349)	(109)
Acquisition costs	-	1,548	-	1,548
Other non-interest expenses	3,203	3,430	6,246	6,159
Total non-interest expense	17,701	18,822	35,245	34,401
Net income before income tax expense	11,661	9,139	23,470	18,926
Income tax expense	3,627	2,732	7,259	5,751
Net income	$8,034	$6,407	$16,211	$13,175

Weighted average shares - basic	14,545	14,203	14,526	14,010
Weighted average shares - diluted	14,704	14,243	14,714	14,055

Net income per share, basic	$0.55	$0.45	$1.12	$0.94
Net income per share, diluted	0.55	0.45	1.10	0.94
Cash dividend declared per share	0.22	0.20	0.43	0.40

Balance Sheet Data (at period end)
Total loans			$1,799,791	$1,666,991
Allowance for loan losses			29,761	31,980
Total assets			2,411,375	2,258,600
Non-interest bearing deposits			462,379	412,584
Interest bearing deposits			1,525,016	1,452,260
Federal Home Loan Bank advances			36,067	31,859
Subordinated debentures			-	30,900
Stockholders' equity			243,614	220,352
Total shares outstanding			14,665	14,509
Book value per share			16.61	15.19
Market value per share			29.90	24.53

Stock Yards Bancorp, Inc. Financial Information (unaudited)
Second Quarter 2014 Earnings Release

	Three Months Ended		Six Months Ended
	June 30		June 30
	2014	2013	2014	2013
Average Balance Sheet Data
Average federal funds sold	$77,386	$95,029	$87,024	$102,707
Average mortgage loans held for sale	4,438	6,471	3,615	7,157
Average securities available for sale	382,176	331,248	382,652	304,389
Average FHLB stock and other securities	6,995	6,772	7,170	6,478
Average loans	1,759,695	1,644,886	1,743,244	1,615,280
Average earning assets	2,221,482	2,073,415	2,214,385	2,026,542
Average assets	2,357,697	2,206,477	2,352,037	2,156,514
Average interest bearing deposits	1,550,363	1,427,469	1,551,330	1,394,591
Average total deposits	1,982,180	1,821,671	1,978,025	1,777,554
Average securities sold under agreement to repurchase	52,396	54,576	56,622	55,948
Average federal funds purchased and other short term borrowings	22,109	21,839	19,397	20,747
Average Federal Home Loan Bank advances	34,886	31,864	34,596	31,870
Average subordinated debentures	-	30,900	-	30,900
Average interest bearing liabilities	1,659,754	1,566,648	1,661,945	1,534,056
Average stockholders' equity	241,376	219,871	238,000	214,069

Performance Ratios
Annualized return on average assets	1.37%	1.16%	1.39%	1.23%
Annualized return on average equity	13.35%	11.69%	13.74%	12.41%
Net interest margin, fully tax equivalent	3.77%	3.72%	3.77%	3.78%
Non-interest income to total revenue, fully tax equivalent	32.49%	34.91%	32.07%	33.99%
Efficiency ratio	57.18%	63.72%	57.87%	59.85%

Capital Ratios
Average stockholders' equity to average assets	10.24%	9.96%	10.12%	9.93%
Tier 1 risk-based capital			12.28%	13.75%
Total risk-based capital			13.53%	15.00%
Leverage			10.19%	11.26%

Loans by Type
Commercial and industrial			$558,720	$474,255
Construction and development			124,390	133,464
Real estate mortgage - commercial investment			458,101	419,035
Real estate mortgage - owner occupied commercial			334,016	321,518
Real estate mortgage - 1-4 family residential			189,192	180,700
Home equity - first lien			39,050	38,598
Home equity - junior lien			64,162	65,486
Consumer			32,160	33,935

Asset Quality Data
Allowance for loan losses to total loans			1.65%	1.92%
Allowance for loan losses to average loans	1.69%	1.94%	1.71%	1.98%
Allowance for loan losses to non-performing loans			153.00%	101.63%
Nonaccrual loans			$11,985	$20,886
Troubled debt restructuring			7,118	8,565
Loans - 90 days past due & still accruing			348	2,017
Total non-performing loans			19,451	31,468
OREO and repossessed assets			2,968	7,619
Total non-performing assets			22,419	39,087
Non-performing loans to total loans			1.08%	1.89%
Non-performing assets to total assets			0.93%	1.73%
Net charge-offs to average loans (2)	0.01%	0.08%	0.03%	0.22%
Net charge-offs	$180	$1,367	461	$3,551

Stock Yards Bancorp, Inc. Financial Information (unaudited)
Second Quarter 2014 Earnings Release

	Five Quarter Comparison
	6/30/14	3/31/14	12/31/13	9/30/13	6/30/13
Income Statement Data
Net interest income, fully tax equivalent (1)	$20,900	$20,477	$20,096	$20,270	$19,229
Net interest income	$20,655	$20,228	$19,843	$20,017	$18,975
Provision for loan losses	1,350	350	1,575	1,325	1,325
Net interest income after provision for loan losses	19,305	19,878	18,268	18,692	17,650
Investment management and trust income	4,755	4,568	4,255	4,017	4,129
Service charges on deposit accounts	2,223	2,103	2,394	2,348	2,244
Bankcard transaction revenue	1,209	1,075	1,310	1,087	1,020
Mortgage banking revenue	722	588	608	995	1,195
Loss on the sale of securities	(9)	-	-	-	(5)
Brokerage commissions and fees	462	505	466	456	622
Bank owned life insurance	234	236	260	260	259
Gain on acquisition	-	-	-	-	449
Other non-interest income	461	400	518	489	398
Total non-interest income	10,057	9,475	9,811	9,652	10,311
Salaries and employee benefits expense	10,724	11,118	10,959	10,508	10,021
Net occupancy expense	1,453	1,556	1,427	1,522	1,435
Data processing expense	1,718	1,560	1,624	1,520	1,819
Furniture and equipment expense	259	268	280	269	286
FDIC Insurance expense	350	342	376	348	357
Loss (gain) on other real estate owned	(6)	(343)	287	475	(74)
Acquisition costs	-	-	-	-	1,548
Other non-interest expenses	3,203	3,043	4,427	2,929	3,430
Total non-interest expense	17,701	17,544	19,380	17,571	18,822
Net income before income tax expense	11,661	11,809	8,699	10,773	9,139
Income tax expense	3,627	3,632	2,386	3,091	2,732
Net income	$8,034	$8,177	$6,313	$7,682	$6,407

Weighted average shares - basic	14,545	14,506	14,455	14,408	14,203
Weighted average shares - diluted	14,704	14,701	14,677	14,556	14,243

Net income per share, basic	$0.55	$0.56	$0.44	$0.53	$0.45
Net income per share, diluted	0.55	0.56	0.43	0.53	0.45
Cash dividend declared per share	0.22	0.21	0.21	0.20	0.20

Balance Sheet Data (at period end)
Cash and due from banks	$57,365	$42,685	$34,519	$47,048	$41,480
Federal funds sold	37,896	40,269	36,251	23,472	36,177
Mortgage loans held for sale	4,162	3,473	1,757	3,829	7,080
Securities available for sale	414,490	440,184	490,031	401,063	402,807
FHLB stock and other securities	6,347	7,347	7,347	7,347	7,347
Total loans	1,799,791	1,728,619	1,721,350	1,709,258	1,666,991
Allowance for loan losses	29,761	28,591	28,522	28,990	31,980
Total assets	2,411,375	2,354,238	2,389,262	2,289,755	2,258,600
Non-interest bearing deposits	462,379	436,843	423,350	429,297	412,584
Interest bearing deposits	1,525,016	1,550,544	1,557,587	1,453,154	1,452,260
Securities sold under agreements to repurchase	56,475	52,453	62,615	56,225	56,554
Federal funds purchased	59,014	18,731	55,295	31,861	28,782
Federal Home Loan Bank advances	36,067	34,288	34,329	32,422	31,859
Subordinated debentures	-	-	-	30,900	30,900
Stockholders' equity	243,614	236,976	229,444	226,535	220,352
Total shares outstanding	14,665	14,659	14,609	14,554	14,509
Book value per share	16.61	16.17	15.71	15.57	15.19
Market value per share	29.90	31.64	31.92	28.33	24.53

Capital Ratios
Average stockholders' equity to average assets	10.24%	10.00%	9.77%	9.82%	9.96%
Tier 1 risk-based capital	12.28%	12.47%	12.29%	13.66%	13.75%
Total risk-based capital	13.53%	13.72%	13.54%	14.91%	15.00%
Leverage	10.19%	10.00%	9.75%	11.21%	11.26%

Stock Yards Bancorp, Inc. Financial Information (unaudited)
Second Quarter 2014 Earnings Release

	Five Quarter Comparison
	6/30/14	3/31/14	12/31/13	9/30/13	6/30/13
Average Balance Sheet Data
Average federal funds sold	$77,386	$96,770	$116,348	$75,705	$95,029
Average mortgage loans held for sale	4,438	2,783	3,582	5,685	6,471
Average investment securities	382,176	390,481	385,922	367,402	338,020
Average loans	1,759,695	1,726,610	1,713,062	1,674,049	1,644,886
Average earning assets	2,221,482	2,207,209	2,208,575	2,122,841	2,073,415
Average assets	2,357,697	2,346,314	2,351,127	2,264,937	2,206,477
Average interest bearing deposits	1,550,363	1,552,310	1,513,067	1,453,534	1,427,469
Average total deposits	1,982,180	1,973,827	1,949,209	1,867,229	1,821,671
Average securities sold under agreement to repurchase	52,396	60,895	66,244	64,652	54,576
Average federal funds purchased and other short term borrowings	22,109	16,654	17,102	19,628	21,839
Average Federal Home Loan Bank advances	34,886	34,302	34,341	31,970	31,864
Average subordinated debentures	-	-	29,221	30,900	30,900
Average interest bearing liabilities	1,659,754	1,664,161	1,659,975	1,600,684	1,566,648
Average stockholders' equity	241,376	234,587	229,685	222,528	219,871

Performance Ratios
Annualized return on average assets	1.37%	1.41%	1.07%	1.35%	1.16%
Annualized return on average equity	13.35%	14.14%	10.90%	13.70%	11.69%
Net interest margin, fully tax equivalent	3.77%	3.76%	3.61%	3.79%	3.72%
Non-interest income to total revenue, fully tax equivalent	32.49%	31.63%	32.81%	32.26%	34.91%
Efficiency ratio	57.18%	58.57%	64.80%	58.72%	63.72%

Loans by Type
Commercial and industrial	$558,720	$511,247	$510,739	$500,478	$474,255
Construction and development	124,390	117,317	129,590	135,786	133,464
Real estate mortgage - commercial investment	458,101	448,255	430,047	429,832	419,035
Real estate mortgage - owner occupied commercial	334,016	329,260	329,422	326,523	321,518
Real estate mortgage - 1-4 family residential	189,192	185,775	183,700	180,162	180,700
Home equity - 1st lien	39,050	40,700	40,251	38,364	38,598
Home equity - junior lien	64,162	62,605	63,403	63,983	65,486
Consumer	32,160	33,460	34,198	34,130	33,935

Asset Quality Data
Allowance for loan losses to total loans	1.65%	1.65%	1.66%	1.70%	1.92%
Allowance for loan losses to average loans	1.69%	1.66%	1.66%	1.73%	1.94%
Allowance for loan losses to non-performing loans	153.00%	139.74%	124.31%	95.10%	101.63%
Nonaccrual loans	$11,985	$12,741	$15,258	$20,284	$20,886
Troubled debt restructuring	7,118	7,280	7,249	8,585	8,565
Loans - 90 days past due & still accruing	348	439	437	1,615	2,017
Total non-performing loans	19,451	20,460	22,944	30,484	31,468
OREO and repossessed assets	2,968	2,935	5,592	6,565	7,619
Total non-performing assets	22,419	23,395	28,536	37,049	39,087
Non-performing loans to total loans	1.08%	1.18%	1.33%	1.78%	1.89%
Non-performing assets to total assets	0.93%	0.99%	1.19%	1.62%	1.73%
Net charge-offs to average loans (2)	0.01%	0.02%	0.12%	0.26%	0.08%
Net charge-offs	$180	$281	$2,043	$4,315	$1,367

Other Information
Total assets under management (in millions)	$2,360	$2,279	$2,229	$2,140	$2,047
Full-time equivalent employees	528	522	519	510	511

(1) - Interest income on a fully tax equivalent basis includes the additional amount of interest income that would have been earned if investments in certain tax-exempt interest earning assets had been made in assets subject to federal, state and local taxes yielding the same after-tax income.

(2) - Interim ratios not annualized

CONTACT:
Stock Yards Bancorp, Inc.
Nancy B. Davis, 502-625-9176
Executive Vice President and
Chief Financial Officer